AGREEMENT AND PLAN OF
                            MERGER AND REORGANIZATION


     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made as of the 16th day of June, 1998, among and between DHI HOLDINGS, INC., an Ohio corporation ("DHI"), DHI SUB CORP, an Indiana corporation that is a wholly-owned subsidiary of DHI ("DHI Sub Corp"), and PERSONNEL MANAGEMENT, INC., an Indiana corporation ("PMI") (as such defined terms are used in this Agreement, each of DHI, DHI Sub Corp and PMI is a "Party" and together they are the "Parties").

                                    RECITALS

     WHEREAS, DHI and PMI have determined that it is in their mutual best interest, and PMI has determined that it is in the best interest of PMI's shareholders, to effect an acquisition transaction whereby DHI acquires 100% of the outstanding capital stock of PMI in exchange for cash paid to the PMI shareholders; and

     WHEREAS, DHI and PMI have mutually agreed to effect such acquisition transaction upon and subject to the terms and conditions of this Agreement; and

     WHEREAS, DHI Sub Corp has been organized by DHI as its wholly-owned subsidiary corporation to facilitate such acquisition transaction by merging with and into PMI as provided in this Agreement; and

     WHEREAS, simultaneously with the execution hereof, certain shareholders of PMI have executed and delivered to DHI a Voting Agreement of even date herewith pursuant to which such shareholders agree to vote for the Merger described herein, which Voting Agreement has been relied upon by DHI in its decision to execute this Agreement.


                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, DHI, DHI Sub Corp and PMI agree as follows:

                                    ARTICLE I
                       DEFINITIONS AND REFERENCES TO TERMS

     Section 1.1. Definitions. For purposes of this Agreement, and in addition to terms that are defined elsewhere herein, the following terms (and the plural or singular forms thereof when applicable) have the meanings specified or referred to in this Section:

          "Acquisition Proposal" is defined in Section 7.3(d).

          "Baum" is defined in Section 7.1(g).

          "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

          "Closing" means the consummation by the parties of the transactions contemplated by this Agreement as more particularly described in
          Section 2.10.

          "Closing Date" means the date and time as of which the Closing actually takes place.

          "Code" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law, all as amended from time to time.

          "Commitments" is defined in Section 4.8.

          "Confidential Information" is defined in Sections 5.11(a) and (b).

          "Current PMI Filings" is defined in Section 3.8.

          "Disclosing Party" is defined in Section 5.13.

          "Effective Time" is defined in Section 2.5.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations and rules issued pursuant thereto, all as amended from time to time.

          "Exchange Act" means the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law, all as amended from time to time.

          "Favorable Preliminary Finding" is defined in Section 5.10(d).

          "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.8 or Section 4.10, as applicable, were prepared.

          "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "Governmental Body" means any:

         (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

         (b)      federal, state, local, municipal, foreign or other government;

         (c)      governmental  or  quasi-governmental  authority  of any nature
                  (including  any  governmental  agency,   branch,   department,
                  official or entity and any court or other tribunal);

         (d)      multi-national organization or body; or

         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and regulations and rules issued pursuant to that Act, all as amended from time to time.

          "IBCL" means the Indiana Business Corporation Law.

          "Interested Person" is defined in Section 3.21.

          "Knowledge" is defined in Section 1.2.

          "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

          "LP I" is defined in Section 3.2.

          "LP II" is defined in Section 3.2.

          "Material adverse change" and "material adverse effect" are defined in
          Section 1.4.

          "Merger Consideration" is defined in Section 2.6.

          "Nondisclosing Party" is defined in Section 5.13.

          "Nullifying Event" is defined in Section 7.3(e).

          "OGCL" is defined in Section 4.1.

          "Option Consideration" is defined in Section 2.7. "Ordinary Course of Business" is defined in Section 1.3.

          "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership,
          (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the articles of organization and the operating agreement of a limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (f) any amendment to any of the foregoing.

          "Outstanding Obligations" is defined in Section 5.1(c).

          "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

          "Plan" is defined in Section 5.15(b).

          "Plan of Merger" means the Plan of Merger in the form attached hereto as Exhibit A.

          "PMI Administration" is defined in Section 3.2.

          "PMI Benefit Plans" is defined in Section 3.13(a).

          "PMI Common Shares" is defined in Section 2.6.

          "PMI Corporate Subsidiaries" is defined in Section 3.2.

          "PMI Disclosure Schedule" means the confidential writing by that name provided by PMI to DHI concurrently with the execution of this Agreement.

          "PMI Holdings" is defined in Section 3.2.

          "PMI Partnership Subsidiaries" is defined in Section 3.2.

          "PMI Proxy Materials" is defined in Section 3.23.

          "PMI Reports" is defined in Section 3.7.

          "PMI Special Meeting" is defined in Section 5.5.

          "PMI Stock Plans" is defined in Section 3.4.

          "PMI Subsidiaries" is defined in Section 3.2.

          "PMI's Current Premium" is defined in Section 5.10(a).

          "Quest" is defined in Section 3.2.

          "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law, all as amended from time to time.

          "SIT" is defined in Section 3.2.

          "Subsidiaries" means, with respect to a Person, all corporations, partnerships, limited liability companies or other entities as to which such Person (or one or more Subsidiaries of such Person) directly or indirectly owns or has the power to vote a majority of the common stock or other voting securities or interests (including, without limitation, partnership or limited liability company interests).

          "Supplemental Disclosure" is defined in Section 5.13.

          "Surviving Corporation" is defined in Section 2.1.

          "Taxes" is defined in Section 3.12.

          "Termination Fee" is defined in Section 7.3(a).

          "Warrants" is defined in Section 3.4.

     Section 1.2. Knowledge. An individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or existence of such fact or other matter. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is a director, officer or general partner of such Person (or any individual in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     Section 1.3. Ordinary Course of Business. An action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices (including with respect to quantity and frequency) of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     Section 1.4. Material Adverse Effect. When used in this Agreement, the terms "material adverse change", "material adverse effect" or similar terms shall mean a material adverse change in, or a material adverse effect upon, the business, properties, operations, prospects or assets or in the condition, financial or otherwise, of PMI and the PMI Subsidiaries taken as a whole.

     Section 1.5. Section References. All references to numbered sections refer to sections of this Agreement unless otherwise provided. All references to "this" article, section or subsection refer to the particular article, section or subsection in which such reference occurs unless otherwise provided.

                                   ARTICLE II
                       TERMS AND CONDITIONS OF THE MERGER:
                         STATUS AND CONVERSION OF SHARES

     Section 2.1. The Merger. At the Effective Time, in accordance with this Agreement, the Plan of Merger and the IBCL, DHI Sub Corp shall be merged with and into PMI, the separate corporate existence of DHI Sub Corp shall cease and PMI shall be the surviving corporation (the "Surviving Corporation") in the Merger.

     Section 2.2. Surviving Corporation. The name of the Surviving Corporation after the Effective Time shall be "Personnel Management, Inc." The Surviving Corporation shall continue to exist as a corporation under the IBCL and shall succeed to, possess and enjoy all the property, rights, privileges, immunities, powers, purposes and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities and duties, of DHI Sub Corp and PMI, all in accordance with the IBCL. At any time, or from time to time, after the Effective Time, the officers of the Surviving Corporation may, in the name of PMI and/or DHI Sub Corp, and the officers of PMI and DHI Sub Corp shall, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all PMI's and/or DHI Sub Corp's property, rights, privileges, immunities, powers, purposes and franchises, and otherwise to carry out the purposes of this Agreement.

     Section  2.3.  Articles  of  Incorporation.  Subject to the  provisions  of
Section 5.10 hereof, the Restated Articles of Incorporation of PMI, dated December 2, 1993, a copy of which is attached hereto as Exhibit B, shall from and after the Effective Time be and continue to be the Articles of Incorporation of the Surviving Corporation until amended as provided therein or by law.

     Section 2.4. Bylaws. Subject to the provisions of Section 5.10 hereof, the Restated Bylaws of PMI, adopted December 2, 1993, a copy of which is attached hereto as Exhibit C, shall from and after the Effective Time be and continue to be the Bylaws of the Surviving Corporation until amended or repealed as provided therein or as provided by the Articles of Incorporation of the Surviving Corporation or by law.

     Section 2.5. Effective Time. The Merger (unless this Agreement is earlier terminated) shall become effective on the date and time when Articles of Merger in the prescribed form have been duly filed with the Secretary of State of the State of Indiana. The date and time of such effectiveness is referred to herein as the Effective Time. Each of the Parties hereto agrees to use its reasonable efforts to cause the Merger to become effective as soon as practicable.

     Section 2.6. PMI Common Shares. Each share of the common stock, no par value, of PMI (the "PMI Common Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and DHI shall, in accordance with the procedures specified in Section 2.9 hereof, pay or cause to be paid to each record holder of PMI Common Shares as of the Effective Time $16.00 net cash per share (the "Merger Consideration"), and pay to each holder of unexercised Warrants or options under the PMI Stock Plans the Option
Consideration. Each PMI Common Share held in treasury, if any, shall be canceled, and no consideration shall be paid therefor.

     Section 2.7. Treatment of Warrants and Stock Options. All rights to receive PMI Common Shares pursuant to the Warrants and all options granted under the PMI Stock Plans, which rights or options have not been exercised as of the Effective Time , shall be canceled and converted, without the necessity of any further action by the holders thereof, into the right to receive, in cash, an amount equal to the positive difference, if any, between $16.00 per share and the exercise price per share of each such option or Warrant (the "Option Consideration").

     Section 2.8. DHI Sub Shares. The single share of capital stock of DHI Sub Corp issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a number of validly issued, fully paid and nonassessable common shares, without par value, of the Surviving Corporation, which is equal to the number of PMI Common Shares issued and outstanding as of the Effective Time.

     Section 2.9. Procedures.

                  (a) Exchange Agent. PMI shall authorize one or more banks or trust companies reasonably acceptable to DHI to act as exchange agent (the "Exchange Agent") hereunder pursuant to an agreement or agreements satisfactory to PMI.

                  (b) Additional agreements. DHI and PMI shall have the right to make additional agreements consistent with the terms of this Agreement, governing the payment for PMI Common Shares being canceled in connection with the Merger. All such additional agreements shall be final and binding on all holders of PMI Common Shares.

                  (c)   Surrender   of  shares.   DHI  shall  make   appropriate
         arrangements with the Exchange Agent to wire transfer the aggregate Merger Consideration and aggregate Option Consideration to the Exchange Agent on or prior to the Closing Date. Commencing as soon as practicable after the Effective Time , each holder of record as of the Effective Time of one or more PMI Common Shares (other than treasury shares) shall be paid the Merger Consideration per each share surrendered, upon delivery to the Exchange Agent of one or more certificates for such PMI Common Shares (the "Certificates") for cancellation, together with a duly executed transmittal letter and such other documents, information or assurances as may be required in accordance with Section 2.9(e) hereof. Each holder of Warrants or options under the PMI Stock Plans shall receive payment of the Option Consideration from the Exchange Agent promptly following the Effective Time. No interest shall be paid or accrued on the Merger Consideration or Option Consideration payable hereunder. If so requested by the Surviving Corporation, any funds remaining with the Exchange Agent nine
         (9) months after the Effective Time shall be released and repaid by the Exchange Agent to the Surviving Corporation, after which time persons entitled thereto may look, subject to applicable escheat and other similar laws, only to the Surviving Corporation for payment thereof.

                  (d) Cancellation of shares. All holders of Certificates shall cease at the Effective Time to have any rights as shareholders of PMI, or any interest in PMI, DHI, DHI Sub Corp or any subsidiary or affiliate of any of the foregoing, by reason of the Merger, and, in full satisfaction of all rights pertaining to their PMI Common Shares, their exclusive right shall be to receive cash in accordance with this
         Article II, without regard to any delay in surrender of any Certificate or appropriate accompanying documentation hereunder.

                  (e)  Transmittal  letter.  As soon as  practicable  after  the
         Effective Time , but in any event not later than 14 days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates: (1) a form letter of transmittal which, without limitation, shall include a representation to be signed by such holder to the effect that the PMI Common Shares represented by such Certificate(s) are owned by such holder free and clear from any liens, claims or other encumbrances and shall specify that delivery shall be effected, and risk of loss and title to the Certificate(s) shall pass, only upon delivery of the Certificate(s) to the Exchange Agent; and (2) instructions for use in effecting the surrender of the Certificate(s), which shall specify what, if any, other documents, information or assurances may be reasonably required by the Surviving Corporation to effect a surrender of any Certificate or to be presented in the absence of a Certificate.

                  (f) Lost certificates. The holders of Certificates representing PMI Common Shares shall not be entitled to receive the amount of cash payable pursuant to Section 2.9(c) until such holders have surrendered such Certificates. If such Certificates are lost, stolen or destroyed, the Surviving Corporation shall determine the amount of the bond, if any, and the type of additional documents, information or assurances as shall be reasonably required to protect the Surviving Corporation from other claimants with respect to the PMI Common Shares represented thereby in conformity with applicable law. The Surviving Corporation shall have no obligation to pay or to recognize the claim of any holder of PMI Common Shares who was not the holder of record thereof as of the Effective Time.

     Section 2.10. Closing. Subject to the provisions of Article VI, the consummation of the Merger and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of PMI's counsel in Indianapolis, Indiana, as soon as practicable after satisfaction of all of the conditions precedent to Closing provided in Article VI. In the absence of a mutual agreement by DHI and PMI as to the date and time of the Closing, the Closing shall be held on the last business day of the calendar month during which the satisfaction of the last to be satisfied of the conditions to Closing occurs, commencing on such date at 10:00 a.m., Indianapolis time. The date on which the Closing actually occurs is the "Closing Date" as such term is used herein. In the event the Closing occurs, the following actions will be taken at the Closing:

                  (a) the Parties will execute (unless same has been previously executed) the Plan of Merger;

                  (b) PMI shall deliver to DHI a certificate dated the Closing Date of the secretary (or other appropriate officer) of PMI certifying as to appropriate resolutions of the Board of Directors and the shareholders of PMI authorizing and approving this Agreement, the Plan of Merger and the Merger;

                  (c) DHI and DHI Sub Corp shall provide to PMI a certificate of the secretary of each of said corporations certifying, respectively, appropriate resolutions of the Board of Directors of DHI and the Board of Directors and shareholders of DHI Sub Corp authorizing and approving this Agreement, the Plan of Merger and the Merger; and

                  (d) each of the Parties shall take such further actions as may be reasonably required to consummate the Merger and the other transactions contemplated hereby to be consummated on or before the Closing Date in accordance with the provisions of this Agreement.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF PMI

     PMI represents and warrants to DHI and DHI Sub Corp as follows:

     Section 3.1. PMI Organization. PMI is a corporation that is duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL.

     Section 3.2. Subsidiaries. PMI owns all of the issued and outstanding capital stock of PMI Administration, Inc., a corporation that is duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL ("PMI Administration"). PMI also owns all of the issued and outstanding capital stock of PMI Holdings, Inc., a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware ("PMI Holdings"). PMI also owns all of the issued and outstanding capital stock of two additional corporations, Southern Indiana Temporaries, Inc., a corporation that is duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL ("SIT"), and Quest Personnel Search, Inc., a corporation that is duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL ("Quest"). (PMI Administration, PMI Holdings, SIT and Quest are collectively referred to herein as the "PMI Corporate Subsidiaries".) Neither SIT nor Quest conducts any active business operations. Two limited partnerships in which PMI holds an interest as a limited partner conduct active business operations through the temporary staffing offices maintained by those limited partnerships under the name of PMI. PMI LP I is a limited partnership that is duly organized and validly existing, and is current in its corporate reporting obligations, under the laws of the State of Indiana ("LP I"). PMI Administration is the general partner of LP I and owns a 78.1% partnership interest therein, and PMI and SIT are the limited partners of LP I, owning 0.8% and 20.1% limited partner interests therein. LP I conducts its business operations through offices located in Indiana and Kentucky. PMI LP II is a limited partnership that is duly organized, validly existing, and is current in its corporate reporting obligations, under the laws of the State of Indiana ("LP II"). PMI Administration is the 1% general partner, and PMI is the 99% limited partner, of LP II. LP II conducts business operations from offices located in the states of Georgia and Florida. (LP I and LP II are collectively referred to herein as the "PMI Partnership Subsidiaries", and the PMI Corporate Subsidiaries and the PMI Partnership Subsidiaries are collectively referred to herein as the "PMI Subsidiaries".) Except as set forth in this Section and in the PMI Disclosure Schedule, there are no Persons (other than the PMI Subsidiaries) in which PMI or any of the PMI Subsidiaries has any voting rights or equity interests. True and correct copies of the Organizational Documents of PMI are attached hereto as Exhibits B and C, and true and correct copies of the Organizational Documents pertaining to the PMI Subsidiaries are included in the PMI Disclosure Schedule.

     Section 3.3. Qualification and Corporate Power. PMI Administration is qualified as a foreign corporation and in good standing as such in the State of Florida. LP I is qualified as a foreign limited partnership and in good standing as such in the State of Kentucky. LP II is qualified as a foreign limited partnership and in good standing as such in the States of Georgia and Florida. Each of PMI and the PMI Subsidiaries is duly authorized to conduct business under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of PMI and the PMI Subsidiaries taken as a whole or on the ability of PMI to consummate the transactions contemplated by this Agreement. Each of PMI and the PMI Subsidiaries has full corporate or partnership (as the case may be) power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     Section 3.4. Capitalization. The entire authorized capital stock of PMI consists of Four Million (4,000,000) authorized shares of preferred stock, no shares of which are issued and outstanding, and Twenty Million (20,000,000) shares of PMI Common Shares, of which 2,048,771 are issued and outstanding as of March 13, 1998. All of the issued and outstanding PMI Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of June 1, 1998, 225,549 PMI Common Shares were issuable upon the exercise of options, at exercise prices ranging from $5.90 to $16.73 per PMI Common Share, pursuant to PMI's 1993 Stock Option Plan, 1994 Stock Option Plan, 1994 Director Stock Option Plan and 1998 Stock Option Plan, all as amended (collectively, the "PMI Stock Plans"). As of June 1, 1998, 52,416 PMI Common Shares were issuable upon the exercise of warrants, at an exercise price of $9.2727 per PMI Common Share, pursuant to warrants originally granted in connection with PMI's initial public offering (the "Warrants"). Section 3.4 of the PMI Disclosure Schedule contains a chart reflecting the exercise prices, vesting status, date of grant and other information concerning the options exercisable under the PMI Stock Plans and the Warrants as of June 1, 1998. Except for the Warrants and options that are outstanding under the PMI Stock Plans and except as disclosed in the PMI Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require PMI or any of the PMI Subsidiaries to issue or sell, or that could otherwise cause to become outstanding, any PMI Common Shares or other securities of PMI or any securities of or partnership interests in any of the PMI Subsidiaries in addition to those currently issued and outstanding. Except as disclosed in the PMI Disclosure
Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to PMI or any of the PMI Subsidiaries. Upon the consummation of the transactions contemplated hereby, the Warrants and the options that are outstanding under the PMI Stock Plans will be cancelable in exchange for payment by DHI to the warrantholders and optionholders of an amount equal to the difference between the price per share to be paid by DHI hereunder and the exercise price per share applicable to such Warrant or option.

     Section 3.5. Authorization. PMI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, except that PMI cannot consummate the Merger unless and until it receives the affirmative vote of the holders of a majority of the PMI Common Shares approving this Agreement, the Plan of Merger and the Merger. This Agreement constitutes the valid and legally binding obligation of PMI, enforceable against PMI in accordance with its terms and conditions.

     Section 3.6. Noncontravention. Except as disclosed in the PMI Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation or rule, or any injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Body or court to which any of PMI or the PMI Subsidiaries is subject, or any provision of the Organizational Documents of any of PMI or the PMI Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, cancel or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which any of PMI or the PMI Subsidiaries is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any lien or security interest on any of its assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or imposition of a lien or security interest would not have a material adverse effect on the financial condition of PMI and the PMI Subsidiaries taken as a whole or on the ability of PMI to consummate the transactions contemplated by this Agreement. Other than filings to be made under the IBCL in connection with the Merger and matters in connection with the provisions of the Exchange Act, the Securities Act and applicable state securities laws, none of PMI and the PMI Subsidiaries needs to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Body in order for PMI to consummate the transactions contemplated by this Agreement.

     Section 3.7. PMI SEC Reports. PMI has made all filings with the SEC that it has been required to make within the past two years under the Securities Act and the Exchange Act (which filings, collectively, are the "PMI Reports"). Each of the PMI Reports has complied with the Securities Act and the Exchange Act in all material respects. Except as disclosed in the PMI Disclosure Schedule, none of the PMI Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. The PMI Reports are each identified by specific description in the PMI Disclosure Schedule. PMI has delivered to DHI a correct and complete copy of the PMI Reports (together with all exhibits and schedules thereto and as amended to date).

     Section 3.8. PMI Financial Statements. PMI has filed, as part of the PMI Reports, its Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 1998, and its Annual Report on Form 10-K for its fiscal year ended October 31, 1997 (collectively, the "Current PMI Filings"). The financial statements included in or incorporated by reference into the Current PMI Filings (including the related notes and schedules thereto) have been prepared in accordance with GAAP and present fairly the consolidated financial condition of PMI and the PMI Subsidiaries as of the indicated dates and the consolidated results of operations of PMI and the PMI Subsidiaries for the indicated periods, subject, however, in the case of the interim financial statements included therein to normal year-end adjustments.

     Section 3.9. Events Subsequent to January 31, 1998. Since January 31, 1998, excluding changes generally affecting the industries in which PMI and the PMI Subsidiaries operate and the change in control of PMI contemplated hereby, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of PMI and the PMI Subsidiaries taken as a whole. Without limiting the generality of the foregoing, except as disclosed in the PMI Disclosure Schedule (and, with respect to all periods of time and dates after the date of this Agreement, except as contemplated by Section 5.15 or approved in writing by DHI), since January 31, 1998:

                  (a) none of PMI or the PMI Subsidiaries has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) none of PMI or the PMI Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contract, leases and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (c) no party (including any of PMI or the PMI Subsidiaries) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $50,000 to which any of PMI or the PMI Subsidiaries is a party or by which any of them is bound;

                  (d) none of PMI or the PMI Subsidiaries has imposed any security interest upon any of its assets, tangible or intangible;

                  (e) none of PMI or the PMI Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (f) none of PMI or the PMI Subsidiaries has made any capital investment in, any loan to or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (g) none of PMI or the PMI Subsidiaries has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

                  (h) none of PMI or the PMI Subsidiaries had delayed or postponed the payment of accounts payable and other liabilities or accelerated the collection of accounts receivable outside the Ordinary Course of Business;

                  (i) none of PMI or the PMI Subsidiaries has canceled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (j) none of PMI or the PMI Subsidiaries has granted any license or sublicense of any rights under or with respect to any intellectual property;

                  (k) there has been no change made or authorized in the Organizational Documents of any of PMI or the PMI Subsidiaries;

                  (l) none of PMI or the PMI Subsidiaries has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                  (m) none of PMI or the PMI Subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

                  (n) none of PMI or the PMI Subsidiaries has experienced any material damage, destruction or loss to its property that was not fully covered (except for applicable deductibles) by casualty or other applicable insurance;

                  (o) none of PMI or the PMI Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business;

                  (p) none of PMI or the PMI Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (q) none of PMI or the PMI Subsidiaries has granted any increase in the base compensation of any of its directors or officers;

                  (r) none of PMI or the PMI Subsidiaries has granted any increase in the base compensation of any of its employees outside the Ordinary Course of Business;

                  (s) none of PMI or the PMI Subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other employee benefit plan) except, in any such case, as required by ERISA or other applicable Legal Requirement;

                  (t) none of PMI or the PMI Subsidiaries has made any material change in the employment terms of any of its directors or officers;

                  (u) none of PMI or the PMI Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (v) there has not been any  material  transaction  outside the
         Ordinary   Course  of  Business   involving  any  of  PMI  or  the  PMI
         Subsidiaries; and

                  (w) none of PMI or the PMI Subsidiaries has committed to do any of the foregoing.

     Section 3.10. Undisclosed Liabilities. Except as disclosed in the PMI Disclosure Schedule, none of PMI and the PMI Subsidiaries has any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued and liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet of PMI dated as of January 31, 1998 (rather than in any notes thereto) and (ii) liabilities which have arisen after January 31, 1998 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement of intellectual property rights or violation of law).

     Section 3.11. Litigation. Except as disclosed in the PMI Reports or in the PMI Disclosure Schedule, there are no actions, suits, proceedings, reviews or investigations pending, or to the Knowledge of PMI or any of its Subsidiaries threatened, involving PMI or any of its Subsidiaries, at law or in equity, or before any Governmental Body. PMI is not subject to any order, judgment or decree that can reasonably be expected to result in any material adverse change.

     Section 3.12. Taxes. PMI and each of its Subsidiaries has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and PMI except as disclosed in the PMI Disclosure Schedule has duly paid, caused to be paid or properly accrued an adequate reserve for the payment of all taxes and penalties and interest relating thereto (collectively, all such taxes, penalties and interest are "Taxes") required to be paid in respect of the periods covered by such returns and has properly accrued an adequate reserves for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. The federal income tax returns required to be filed by PMI have been examined by the IRS for all taxable years through October 31, 1996. All deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements contained in the PMI Reports, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period the adverse determination of which would result in a deficiency which would have a material adverse effect on the business, financial condition or results of operations of PMI and its Subsidiaries taken as a whole other than those heretofore paid or provided for. Except as set forth in the PMI Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign income tax return of PMI or its Subsidiaries.

     Section 3.13. ERISA.

                  (a) The PMI Disclosure Schedule describes each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dental or other benefit plan, arrangement or understanding (collectively, all such plans, arrangements and understandings are the "PMI Benefit Plans"), maintained or contributed to by PMI or any of its Subsidiaries for the benefit of the employees of PMI or any of its Subsidiaries. With respect to the PMI Benefit Plans, PMI has included in the PMI Disclosure Schedule a list of the documents creating or evidencing the PMI Benefit Plans and true and correct copies of (i) the most recent annual reports (Form 5500) filed with the IRS, (ii) the most current determination letter received from the IRS with respect to each PMI Benefit Plan as to which a determination letter has been issued, and (iii) each group insurance or annuity contract, if any, relating thereto. Neither PMI nor any of its Subsidiaries has ever maintained or contributed to an "employee benefit plan" subject to Title IV of ERISA.

                  (b) With respect to the PMI Benefit Plans, neither PMI nor any of its Subsidiaries has any liabilities, other than liabilities for benefit claims and funding obligations payable in the normal course of the operations of the PMI Benefit Plans, under ERISA, the Code or any other applicable law that in the aggregate would have a material adverse effect on PMI and its Subsidiaries taken as a whole.

                  (c) With respect to the PMI Benefit Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued, and there are no unfunded benefit obligations which have not been accounted for by reserves or otherwise properly footnoted in accordance with GAAP on the financial statements of PMI and its Subsidiaries.

                  (d) All of the PMI Benefit Plans have been operated in all material respects in compliance with their respective terms and all Legal Requirements, and all contributions required (by Legal Requirements or contract) to any such PMI Benefit Plan have been made. All reports required to be filed with any Governmental Body have been filed with such Governmental Body on a timely basis. None of the PMI Benefit Plans provide benefits to Persons who are not employees of PMI or the PMI Subsidiaries. Neither PMI nor any of the PMI Subsidiaries has any liability of any nature to plan participants, whether known or unknown, and whether absolute, accrued, contingent or otherwise), with respect to any PMI Benefit Plan (including, without limitation, any prior plans and any plans maintained by any predecessor, affiliated or related entities), other than for payments of benefits due in the ordinary course under the PMI Benefit Plans, none of which are overdue.

     Section 3.14. Legal Compliance. PMI and its Subsidiaries hold all Governmental Authorizations necessary for the lawful conduct of their respective businesses except for failures to hold such Governmental Authorizations the absence of which would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of PMI and its Subsidiaries taken as a whole. PMI and its Subsidiaries are in compliance with the terms of all Governmental Authorizations held by them except where the failure so to comply would not have a material adverse effect on the business, operations or financial condition of PMI and its Subsidiaries taken as a whole. The businesses of PMI and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Body (including but not limited to any Legal Requirement relating or pertaining to employment matters) except for violations which in the aggregate do not and would not have a material adverse effect on the business, operations or financial condition of PMI and its Subsidiaries taken as a whole.

     Section 3.15. No Defaults. Except as set forth in the PMI Disclosure Schedule, neither PMI nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Organizational Documents, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which PMI or any of its Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to PMI or any of its Subsidiaries, which defaults or violations would, in the aggregate, have a material adverse effect on the business, operations or financial condition of PMI and its Subsidiaries taken as a whole or which would prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.16. Broker's Fees. Except as otherwise disclosed in the PMI Disclosure Schedule, none of PMI and the PMI Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 3.17. Certain Documents. The PMI Disclosure Schedule includes a list setting forth for PMI and the PMI Subsidiaries:

                  (a) all PMI Benefit Plans and all contracts with any labor union;

                  (b) contracts for the employment or engagement as an independent contractor of any person on a full-time, part-time, consulting or other basis, excluding contracts wherein the aggregate annual payment contemplated does not exceed Fifty Thousand Dollars ($50,000);

                  (c) contracts pursuant to which PMI or any PMI Subsidiary has advanced or loaned funds, or agreed to advance or loan funds, to any other person other than minimal advances to employees in the Ordinary Course of Business;
                  (d) contracts or indentures relating to any indebtedness or the mortgaging, pledging or otherwise placing a lien on any asset of PMI or any of the PMI Subsidiaries;

                  (e)  contracts  pursuant  to  which  PMI or  any  of  the  PMI
         Subsidiaries is the lessee of, or holds or operates, any leasehold estate or any leased operating asset, other than leases of office equipment such as computers, copiers, facsimile machines and the like;

                  (f) contracts pursuant to which PMI or any PMI Subsidiary is the lessor of, or permits any party to hold or operate, any real or personal property owned by PMI or any such PMI Subsidiary;

                  (g) contracts or agreements with customers of PMI or any of the PMI Subsidiaries, or contracts for purchase of goods or services (other than leases) involving annual payments in excess of $50,000, excluding in all such cases contracts that may be terminated without penalty (or other termination charge) on not more than 30 days' notice; and

                  (h) any other contract which is material to the business of PMI or any such PMI Subsidiary and involves an aggregate consideration in excess of $100,000 annually.

     Section 3.18. No Material Defaults. PMI has made available to DHI and DHI Sub Corp for their examination copies of all material contracts, agreements, leases, licenses and understandings of a kind that would be required to be filed (or incorporated by reference) by PMI as exhibits to a Registration Statement on Form S-1 under the Securities Act, as well as any other agreements and other instruments referred to in Section 3.17 above to which it or any PMI Subsidiary is a party or by which any of them or their properties might be affected. Except as disclosed in the PMI Disclosure Schedule, neither PMI nor any such PMI Subsidiary is in default in any manner which could lead to a material adverse change under the terms of any such contract, agreement, leases, license or understanding. Neither PMI nor any PMI Subsidiary has breached, nor is there pending or to the Knowledge of PMI threatened any claim, nor to the Knowledge of PMI any legal basis for a claim, that PMI or any PMI Subsidiary has breached any of the terms or conditions of any agreement, contract, commitment, plan, instrument or other arrangement set forth in any of the schedules or exhibits delivered in connection herewith or of any agreement, contract or commitment, which breach or breaches singularly or in the aggregate could result in a material adverse change.

     Section 3.19. Notes and Accounts Receivable. All notes and accounts receivable of PMI and the PMI Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, without resort to collection proceedings or other extraordinary action, subject only to the reserve for bad debts set forth on the face of the April 30, 1998 unaudited balance sheet of PMI (rather than in any notes thereto) as adjusted for the passage of time in accordance with the past custom and practice of PMI and the PMI Subsidiaries.

     Section 3.20. Authorized Signatories; Officers and Banks. The PMI Disclosure Schedule contains a list of all of the names and locations of each bank at which PMI or any PMI Subsidiary has an account, safe deposit box or any other banking relationship and the names of all persons authorized to draw therefrom or have access thereto.

     Section 3.21. Insider Interests. Except as set forth in the PMI Disclosure Schedule, to PMI's Knowledge none of the leases, contracts, documents and instruments required to be set forth in the PMI Reports or the PMI Disclosure Schedule delivered pursuant to this Agreement involves any "Interested Person" (hereinafter defined) as a party thereto or as a party beneficially interested therein. Since November 1, 1996, neither PMI nor any PMI Subsidiary has directly or indirectly purchased, leased from or otherwise acquired any property or obtained any services from or sold, leased to or otherwise disposed of any material amount of property or furnished any services to or otherwise dealt with (except in respect of remuneration for services rendered (including stock options and other fringe benefits) as a Director, officer or employee of PMI or any PMI Subsidiary), in the Ordinary Course of Business or otherwise, any Interested Person. As used in this Section, "Interested Person" means any executive officer or Director of PMI or any PMI Subsidiaries or any Person with whom such Person has any direct or indirect relation by blood or marriage or adoption, or entity in which any such Person has any material direct or indirect interest.

     Section 3.22. Customers, Distributors and Suppliers. The PMI Disclosure Schedule contains a true, correct and complete list for PMI and each PMI Subsidiary of all of its and their customers who or which individually accounted for 5% or more of the total sales of PMI or such PMI Subsidiary in the fiscal year ended October 31, 1997.

     Section 3.23. Proxy Statement. None of the information supplied or to be supplied by or on behalf of PMI with respect to the transactions contemplated hereby for inclusion in (i) the letter to shareholders, notice of meeting and proxy statement or form of proxy to be used by PMI in connection with the special meeting of the shareholders of PMI to be held to vote on the Merger (the "PMI Proxy Materials"), including any amendments thereof or supplements thereto, or (ii) any other document to be filed with the SEC in connection with the transactions contemplated hereby, will at the time the PMI Proxy Materials are mailed to the shareholders of PMI, at the respective times such documents are filed with the SEC and at the time of the PMI shareholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy or approval for the PMI shareholders' meeting. The PMI Proxy Materials will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.24. Environmental Compliance. None of the real property owned by PMI or any of the PMI Subsidiaries (and to the Knowledge of PMI, none of the real property leased by PMI or any PMI Subsidiary) is in violation in any material respect of any federal, state or local statues, regulations, ordinances or other provisions having the force or effect of law, in each case concerning pollution or protection of the environment (including, without limitation. all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, testing, processing, discharge, release, control or cleanup of any hazardous materials, substances or wastes, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), or radiation). Except as set forth in the PMI Reports or the PMI Disclosure Schedule, (i) neither PMI nor any of the PMI Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither PMI nor any of the PMI Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any liability or obligation or remedial action or potential liability or obligation or remedial action under any environmental law which could have a material adverse effect and (ii) there are no pending, reasonably anticipated or to the Knowledge of PMI threatened actions, suits or proceedings (or facts that would form a reasonable basis for any such action, suit or proceeding) against PMI, any of the PMI Subsidiaries or any of their respective properties, assets or operations asserting any liability or obligation or seeking any remedial action in connection with any environmental law which could have a material adverse effect.

     Section 3.25. HSR Act. PMI is its own "ultimate parent entity" under the HSR Act and has not at any time had total assets or annual net sales of $100,000,000 or more.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                             OF DHI AND DHI SUB CORP

     DHI and DHI Sub Corp, jointly and severally, represent and warrant to PMI as follows:

     Section 4.1. Due Incorporation and Good Standing. DHI is a corporation duly organized, validly existing and in good standing under the Ohio General
Corporation Law (the "OGCL"). DHI Sub Corp is a corporation duly organized and validly existing, and is current in its corporate reporting obligations, under the IBCL. DHI wholly owns Diversco, Inc., a Delaware corporation.

     Section 4.2. Qualification and Corporate Power. Each of DHI and DHI Sub Corp is duly authorized to conduct business under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of DHI and DHI Sub Corp taken as a whole or on the ability of DHI or DHI Sub Corp to consummate the transactions contemplated by this Agreement. Each of DHI and DHI Sub Corp has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     Section 4.3. Authorization. Each of DHI and DHI Sub Corp has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder . This Agreement constitutes the valid and legally binding obligation of DHI and DHI Sub Corp enforceable against them in accordance with its terms and conditions.

     Section 4.4. Noncontravention. Except as set forth on Schedule 4.4 attached hereto, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation or rule, or any injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Body or court to which DHI or DHI Sub Corp is subject, or any provision of the Organizational Documents of DHI or DHI Sub Corp, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, cancel or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which DHI or DHI Sub Corp is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any lien or security interest on any of its assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or imposition of a lien or security interest would not have a material adverse effect on the financial condition of DHI and DHI Sub Corp taken as a whole or on the ability of DHI and DHI Sub Corp to consummate the transactions contemplated by this Agreement. Other than filings to be made under the IBCL in connection with the Merger and matters in connection with the provisions of the Exchange Act, the Securities Act and applicable state securities laws, neither DHI nor DHI Sub Corp needs to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Body in order for it to consummate the transactions contemplated by this Agreement.

     Section 4.5. Litigation. There are no actions, suits, proceedings, reviews or investigations pending, or to the Knowledge of DHI or DHI Sub Corp threatened, involving DHI or DHI Sub Corp, at law or in equity, or before any Governmental Body, which individually or in the aggregate are likely to have a material adverse effect on the financial condition of DHI and DHI Sub Corp taken as a whole or on the ability of DHI or DHI Sub Corp to consummate the transactions contemplated by this Agreement. Neither DHI nor DHI Sub Corp is subject to any order, judgment or decree that can reasonably be expected to result in any material adverse change.

     Section 4.6. No Prior Activities. DHI Sub Corp has not engaged in any material business activities and has not incurred, nor prior to the Closing Date will it incur, directly or indirectly, any liabilities or obligations, except those incurred in connection with its organization, the Merger and the consummation of the transactions contemplated hereby.

     Section 4.7. Proxy Statement. None of the information supplied or to be supplied by or on behalf of DHI or DHI Sub Corp for inclusion in (i) the PMI Proxy Materials, or (ii) any other document to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby will, at the time of the PMI Proxy Materials are mailed to shareholders of PMI, at the respective times such documents are filed and at the time of the PMI Special Meeting, be false or misleading with respect to any material fact included in such information, or omit to state any material fact required to be stated in such information or necessary in order to make the statements included in such information in the context of such information not misleading or necessary to correct any statement in any such information previously supplied by DHI or DHI Sub Corp.

     Section 4.8. Financing. DHI has received three binding commitments (subject to the satisfaction of stated conditions) to provide such financing to it as, when combined with immediately available cash from DHI, will enable it to pay, at the Closing Date, the entire Merger Consideration payable hereunder in cash. DHI has provided PMI with true and accurate copies of each such commitment (collectively, the "Commitments"), which have not been amended or modified since the respective dates thereof except as approved in writing by PMI. There are no conditions, restrictions or limitations on the availability of the financing provided for in such Commitments other than as set forth therein.

     Section 4.9. HSR Act. DHI will be its own "ultimate parent entity" under the HSR Act as of the Closing Date and has not at any time had total assets or annual net sales of $100,000,000 or more.

     Section 4.10. DHI Financial Statements. The consolidated balance sheets of DHI and its Subsidiaries as of March 31, 1998, March 31, 1997 and October 24, 1996, and the related consolidated statements of income and retained earnings and of cash flows for the periods ending March 31, 1998 and March 31, 1997, together with the notes thereto, have been prepared in accordance with GAAP and fairly present the consolidated financial condition of DHI and its subsidiaries at the dates thereof and their consolidated results of operations and cash flows for the periods stated therein.

                                    ARTICLE V
                                    COVENANTS

     Section 5.1. Conduct of Business. Except as otherwise expressly contemplated or permitted by the terms of this Agreement or the written consent of DHI during the period from the date of this Agreement until the Closing Date PMI will comply with, and will cause each of its Subsidiaries to comply with, the following covenants:

                  (a) Each of PMI and its Subsidiaries will carry on its respective businesses only in the Ordinary Course of Business and will use its Best Efforts to (i) preserve intact its business organization,
         (ii) keep available the services of its present officers and employees,
         (iii) preserve its relationships with its customers, suppliers and others with whom it has business dealings, and (iv) satisfy its obligations under each material agreement or commitment to which it is a party.

                  (b) Neither PMI nor any of its Subsidiaries (other than Subsidiaries that are directly or indirectly wholly owned by such Party) will declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or other ownership interests, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any of its securities or any securities.

                  (c) Neither PMI nor any of its Subsidiaries will authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote or equity equivalents including, without limitation, stock appreciation rights), except as required pursuant to agreements and instruments outstanding as of the date of this Agreement and disclosed in the PMI Disclosure Schedule ("Outstanding Obligations") or amend in any respect any of the terms of any such Outstanding Obligations except as necessary to comply with this Agreement.

                  (d) Neither PMI nor any of its Subsidiaries will amend its Organizational Documents.

                  (e) Neither PMI nor any of its Subsidiaries will sell, lease, encumber, transfer or dispose of any assets outside the Ordinary Course of Business or any assets which are material to PMI and its
         Subsidiaries taken as a whole (whether or not such transaction was outside the Ordinary Course of Business) except, in any such case, pursuant to Outstanding Obligations, nor shall either Party nor any of its Subsidiaries enter into any commitment or transaction outside the Ordinary Course of Business except pursuant to Outstanding Obligations.

                  (f) Other than in the Ordinary Course of Business or pursuant to Outstanding Obligations, neither PMI nor any of its Subsidiaries will (i) incur any indebtedness for borrowed money or guarantee any such indebtedness, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities, (iii) guarantee or otherwise become liable for any indebtedness of others or make any loans, advances or capital contributions to others, (iv) mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien upon any material assets, or (v) make any payment or transfer anything of value to any officer, director or stockholder of PMI or any of its Subsidiaries.

                  (g) Neither PMI nor any of its Subsidiaries will pay, discharge or satisfy any claims, liabilities or obligations, whether absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment, discharge or satisfaction of any such claims, liabilities or obligations (i) in the Ordinary Course of Business, or
         (ii) in accordance with the terms of liabilities (A) reflected or reserved against in or contemplated by the consolidated financial statements (or the notes thereto) of PMI and its Subsidiaries, or (B) incurred in the Ordinary Course of Business.

                  (h) Neither PMI nor any of its Subsidiaries will change any of its accounting principles or practices except as required by GAAP.

                  (i) Neither PMI nor any of its Subsidiaries will make any change in employment terms (including employee benefit plans) with respect to any of its directors, officers or employees outside the Ordinary Course of Business.

                  (j) Neither PMI nor any of its Subsidiaries will (i) agree to take any of the actions prohibited in the foregoing clauses of this Section, or (ii) take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue, or (iii) take or agree to take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (k) PMI will maintain, and will cause each PMI Subsidiary to maintain, all of its and their properties in customary repair, order and condition, reasonable wear and tear and obsolescence excepted, and will use commercially reasonable efforts to maintain, and to cause each PMI Subsidiary to maintain, insurance upon all of its and their properties reasonably required in the conduct of its and their business and with respect to the conduct of its and their businesses, in such amounts and of such kinds as are comparable to that in effect on the date of this Agreement.

                  (l) No change shall be made in the banking and safe deposit arrangements existing on the date hereof of PMI and its Subsidiaries.

                  (m) If any action, suit, proceeding or (to the Knowledge of PMI) investigation is commenced against PMI or any of its Subsidiaries after the date of this Agreement, PMI agrees promptly to advise DHI of the same in writing and to consult with DHI on the nature and effect of and its response to such action, suit, proceeding or investigation.

     Section 5.2. DHI Sub Corp. DHI will cause DHI Sub Corp to take all such actions as shall be reasonably required under this Agreement, the Plan of Merger or applicable law in order to consummate the Merger at the appropriate time, all in accordance with applicable law.

     Section 5.3. Best Efforts. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its Best Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its Best Efforts to obtain all necessary waivers, consents and approvals, and effecting all necessary registrations and filings with any and all relevant Governmental Authorities (including its Best Efforts to cause the satisfaction, but without any obligation to waive any, of the closing conditions set forth in Article VI). In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of DHI, DHI Sub Corp or PMI, as the case may be, shall take all such necessary action.

     Section 5.4. Certification of Shareholder Votes. On or prior to the Closing Date, PMI shall deliver to DHI and DHI Sub Corp a certificate of its Secretary setting forth the number of PMI Common Shares outstanding and entitled to vote on the adoption of this Agreement and the Plan of Merger and approval of the Merger and the number of PMI Common Shares voted in favor of adoption of this Agreement and the Plan of Merger and approval of the Merger.

     Section 5.5. PMI Shareholder Meeting. PMI will, as promptly as is reasonably practicable, duly call, give notice of, convene and hold a special meeting of its shareholders for the purpose of voting on and approving this Agreement, the Plan of Merger and the Merger (the "PMI Special Meeting"). PMI will, through its Board of Directors, recommend to the PMI shareholders that they approve this Agreement, the Plan of Merger and the Merger, and will use its Best Efforts to secure the approval of its shareholders thereof, except that the Board of Directors of PMI shall not be required to recommend approval thereof to the PMI shareholders if the Board of Directors has determined, after consultation with its counsel and financial advisors, that the making of a favorable recommendation with respect thereto would violate the fiduciary duties of the Board of Directors. In connection with the PMI Special Meeting, PMI will prepare and file a preliminary proxy statement with the SEC and responses to the comments of the SEC relating thereto (including, without limitation, the preparation and filing of amendments, supplements or other filings), and PMI will cause the definitive proxy statement and related documents with respect to the PMI Special Meeting (as previously defined, the "PMI Proxy Materials") to be mailed to the PMI shareholders, all at the earliest practicable time and all in accordance with applicable provisions of the Exchange Act, PMI's Organizational Documents and the IBCL. DHI will timely furnish to PMI all information concerning DHI and , DHI Sub Corp, and any other related entity of either of them, reasonably required to be included in the PMI Proxy Materials or in any other information to be furnished to the shareholders of PMI in connection with their approval of this Agreement, the Plan of Merger and the Merger. PMI shall notify DHI of the receipt of the comments of the SEC and of any request by the SEC for amendments or supplements to the PMI Proxy Materials, or for additional information, and shall supply DHI with copies of all correspondence between itself (or its representatives) and the SEC (or its staff) with respect thereto. If any event should occur relating to PMI or its Subsidiaries, or their respective officers and directors, which should be described in an amendment or supplement to the PMI Proxy Materials, PMI shall promptly inform DHI and shall promptly prepare, file and clear with the SEC and mail to PMI's shareholders such amendment or supplement.

     Section 5.6. DHI Negative Covenants. Neither DHI nor DHI Sub Corp will (i) take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue, or (ii) take or agree to take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

     Section 5.7. Notice of Developments. Each Party will give prompt notice to the other Parties of (i) any notice, or other communication received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time of or relating to a default or event which, with notice or the lapse of time or both would become a default, under any agreement, indenture or instrument material to the financial condition, properties, businesses or results of operations of such Party and its Subsidiaries, taken as a whole, and by which such Party or any of its Subsidiaries is bound or to which such Party or any of its Subsidiaries is subject, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which allegation, if true, would mean that there has been a breach of a representation or warranty of a Party under this Agreement, and (iii) any material adverse change in the financial condition, properties, businesses, results of operations or prospects of such Party and its Subsidiaries taken as whole.

     Section 5.8. Announcements and Filings. The Parties shall consult with each other before issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement and in making any filings with any Governmental Body (including any national securities exchange) with respect thereto.

     Section 5.9. Governmental Authorizations. Each of the Parties will (and, as applicable, will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its Best Efforts to obtain any Governmental Authorizations as required in connection with the matters referred to in Section
3.6 and Section 4.4. Each of the Parties shall promptly and timely consult with one another with respect to, and shall provide to one another (or to a Party's counsel) copies of, all filings made by such Party with any Governmental Body in connection with this Agreement and the transactions contemplated hereunder.

     Section 5.10. Indemnification of PMI Officers and Directors. With respect to each individual who served as a director of officer of PMI or any of its Subsidiaries at any time prior to the Effective Time, DHI will provide, or will cause the Surviving Corporation to provide (in which case DHI does hereby guarantee the payment and performance by the Surviving Corporation of its obligations in that regard), each of the following insurance or indemnification benefits or rights:

                  (a) liability insurance for a period of 48 months after the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed (or allegedly committed) by such officers or directors in their capacities as such no less favorable in coverage and amount than any applicable liability insurance in effect and provided by PMI or any of its Subsidiaries for the benefit of any such individual as of March 5, 1998; provided, however, that neither DHI nor the Surviving Corporation shall be obligated to make annual premium payments for such insurance to the extent such premiums exceed the premiums paid as of the date hereof by PMI for such insurance ("PMI's Current Premium"), and if such premiums for such insurance would at any time exceed PMI's Current Premium, then DHI shall cause to be maintained policies of insurance which, in DHI's good faith determination, provide the maximum coverage available at an annual premium equal to PMI's Current Premium;

                  (b) indemnification rights and the benefits thereof identical in all respects to the provisions of the Organizational Documents currently in effect of PMI or any of its Subsidiaries relating to the indemnification of officers and directors;

                  (c) indemnification from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and reasonable attorneys' fees, resulting from, arising out of, relating to or caused by this Agreement or the Merger or any of the other transactions contemplated herein; and

                  (d) with respect to any pending  matters as to which the Board of Directors of PMI has determined on or prior to March 5, 1998 (and as to which such Board has subsequently made such a determination as disclosed in the "Special Disclosure Under Section 5.10(d)" in the PMI Disclosure Schedule) that one or more officers or Directors (including former officers or Directors) of PMI (i) are not precluded from obtaining indemnification with respect to such matter from PMI based on information then known, and/or (ii) are entitled to receive advancements of reasonable expenses from PMI during the pendency of such matter (in either case, a "Favorable Preliminary Finding"), then DHI shall not (and shall cause the Surviving Corporation not to) deny either the right to indemnification or the advancement of reasonable expenses with respect to such matter to an officer or Director as to whom the Board of Directors of PMI has made a Favorable Preliminary Finding unless the Board of Directors of DHI or the Surviving Corporation affirmatively determines, in good faith, that such officer or Director has failed to meet in some material respect the standard of conduct required for indemnification under PMI's Organizational Documents as in effect at the Effective Time.

     Section 5.11. Full Access.

                  (a) PMI will (and will cause each of its Subsidiaries to) permit Representatives of DHI to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of PMI and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to each of PMI and its Subsidiaries. DHI and DHI Sub Corp will treat (and will instruct their Representatives to treat) as confidential and respect the confidentiality of any Confidential Information (hereinafter defined) received from PMI or its Subsidiaries in the course of the reviews by DHI or their Representatives contemplated by this Section, and DHI and DHI Sub Corp will not use any of such Confidential Information except in connection with this Agreement and, if this Agreement is terminated for any reason whatsoever without the consummation of the Merger, DHI and DHI Sub Corp shall (and shall cause their Representatives to) return to PMI and its Subsidiaries all instruments, documents or other tangible things (and all copies of any of them) relating to or containing any of the Confidential Information which are in the possession or under the control of DHI or DHI Sub Corp or their Representatives. For purposes of this Section, the term "Confidential Information" means any information concerning the businesses and affairs of PMI and its Subsidiaries that is not already generally available to the public and does not become available on a nonconfidential basis from a source other than PMI or the PMI Subsidiaries.

                  (b) DHI will (and will cause each of its Subsidiaries to) permit Representatives of PMI to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of DHI and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to each of DHI and its Subsidiaries. PMI will treat (and will instruct its Representatives to treat) as confidential and respect the confidentiality of any Confidential Information (hereinafter defined) received from DHI or its Subsidiaries in the course of the reviews by PMI or its Representatives contemplated by this Section, and PMI will not use any of such Confidential Information except in connection with this Agreement and, if this Agreement is terminated for any reason whatsoever without the consummation of the Merger, PMI shall (and shall cause its Representatives to) return to DHI and its Subsidiaries all instruments, documents or other tangible things (and all copies of any of them) relating to or containing any of the Confidential Information which are in the possession or under the control of PMI or its Representatives. For purposes of this Section, the term "Confidential Information" means any information concerning the businesses and affairs of DHI and its Subsidiaries that is not already generally available to the public and does not become available on a nonconfidential basis from a source other than DHI, DHI Sub Corp or any of their related entities.

     Section 5.12. Exclusivity. PMI will not, directly or indirectly, whether through any subsidiary, officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, PMI or any PMI Subsidiary, solicit or encourage (including by way of furnishing information) any inquiries or the making of any proposal by any Person that could reasonably be expected to lead to any Acquisition Proposal unless, after receipt of an unsolicited inquiry or proposal from a third party, PMI's Board of Directors believes after consultation with counsel that the Board's fiduciary responsibilities obligate it to make such information available to and/or engage in such negotiations with such third party. PMI will promptly (and in any event not later than the time of its first furnishing information to or engaging in such negotiations) advise DHI orally and in writing of inquiries or proposals.

     Section 5.13. Supplemental Disclosures. If an event occurs subsequent to the date of this Agreement and prior to the Effective Time which renders any representation or warranty of a Party made as of the date of this Agreement incorrect or incomplete, such Party (the "Disclosing Party") shall promptly, and in any event not later than three business days prior to the Closing Date, deliver to each other unaffiliated Party (the "Nondisclosing Party") a supplement to the Disclosure Schedule previously provided by the Disclosing Party pursuant to Article III or Article IV, as applicable (a "Supplemental Disclosure"), which Supplemental Disclosure shall contain a detailed description of the event that has occurred and the manner in which such event has resulted in one or more representations or warranties of the Disclosing Party becoming incorrect or incomplete. The furnishing of a Supplemental Disclosure, and the occurrence of the events and matters disclosed therein, shall not constitute a default or breach by the Disclosing Party of any of its representations and warranties under this Agreement (no implication shall be drawn from the foregoing as to whether the events or matters described therein, or the actions or failure to act of the Disclosing Party with respect thereto, shall or shall not constitute a default or breach of any covenant of the Disclosing Party under this Agreement). With respect to any Supplemental Disclosure made by a Disclosing Party, for purposes of determining compliance with or satisfaction of the condition precedent to the obligation of the Nondisclosing Party to consummate the Merger as set forth in clause (a) of either Sections 6.1 or 6.2, as applicable, such Supplemental Disclosure (a) shall not be given any effect (shall not "cure" any inaccuracy) for purposes of testing the accuracy of the Disclosing Party's representations and warranties made as of the date of this Agreement, (b) shall be given effect (shall be deemed to have modified the representations and warranties of the Disclosing Party) for purposes of testing the accuracy of all representations and warranties of the Disclosing Party as of the Closing Date other than those in Sections 3.9 or 4.8, whichever is applicable, and (c) may be taken into account (the events described shall be considered and need not be disregarded merely because of the disclosure thereof) in determining the accuracy as of the Closing Date of the representation and warranty of the Disclosing Party in Sections 3.9 or 4.8, whichever is applicable, and whether there has or has not been any material adverse change in the business, financial condition, operations, results of operation or future prospects of the Disclosing Party and its Subsidiaries taken as a whole.

     Section 5.14. Availability of Funds. DHI shall obtain the financing to be provided and made pursuant to the Commitments on or before the Closing Date, and shall have available to it on the Closing Date all funds necessary for the payment of the Merger Consideration.

     Section 5.15. PMI Permitted Actions. PMI shall be permitted to take any or all of the following actions at or prior to the Closing Date:

                  (a) PMI may grant options to acquire PMI Common Shares under the PMI Stock Plans (i) to PMI employees in accordance with PMI's existing employee bonus program (as described in the PMI Disclosure Schedule) for all periods of time through July 31, 1998, and (ii) to PMI's Directors in accordance with PMI's 1994 Director Stock Option Plan, as amended (the estimated numbers of options to be granted to Employees and Directors is shown on the chart of options included in
         Section 3.4 of the PMI Disclosure Schedule); and

                  (b) PMI may accelerate the vesting of all options outstanding under PMI's 1994 Director Stock Option Plan, as amended (the "Plan"), and may amend the Plan accordingly, to provide that all options outstanding under the Plan shall be fully exercisable on the Closing Date if the transaction contemplated by this Agreement is consummated and to provide that in such event all such options shall be canceled in exchange for payment by DHI of the difference between the exercise price thereof and the price paid by DHI for PMI Common Shares pursuant to this Agreement.

                                   ARTICLE VI
                                   CONDITIONS

     Section 6.1. DHI's Conditions. The obligation of DHI and DHI Sub Corp to consummate the Merger is subject to the satisfaction (or the waiver by DHI in writing at or prior to the Closing) of each of the following conditions:

                  (a) the representations and warranties of PMI set forth in this Agreement shall be true and correct as of the date of this Agreement (without regard to any knowledge qualifiers contained therein or any Supplemental Disclosures made) and shall be true and correct in all material respects on and as of the Closing Date (after giving effect to any Supplemental Disclosures made) with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a material adverse effect on PMI and its Subsidiaries taken as a whole (for purposes hereof, the representations and warranties of PMI shall be deemed to be made without the phrase "to the knowledge of PMI" or any similar phrase, it being the intent of the parties that DHI and DHI Sub Corp will not be obligated to consummate the Merger if the representations and warranties of PMI contained herein (i) are not true and correct as of the Closing Date without regard to the knowledge of PMI or any of its officers, and (ii) the failure of such representations and warranties to be true and correct causes a material adverse change);

                  (b) PMI shall have performed and complied in all material respects with all of its obligations and covenants under this Agreement required to be performed by it at or prior to the Closing and PMI shall have delivered to DHI a certificate of a duly authorized officer of PMI attesting thereto;

                  (c) PMI and its Subsidiaries shall have procured all of the third party consents specified in Section 3.6;

                  (d) PMI shall have delivered all documents to be delivered by it, and shall have complied in all material respects with its obligations to be performed, at or in connection with the Closing as specified in Section 2.10:

                  (e) DHI shall have received from counsel to PMI an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to DHI and dated as of the Closing Date;

                  (f) PMI shall have taken all steps necessary to cause all outstanding warrants and stock options granted pursuant to the PMI Stock Plans or otherwise to be exercised or terminated on or prior to the Date, including, without limitation, the giving of timely written notice to each holder of a stock option in accordance with the PMI Stock Plans;

                  (g) on or prior to the Closing Date PMI shall deliver to DHI evidence satisfactory to DHI of the resignation of each director of PMI and any PMI Subsidiary, effective as of the Effective Time;

                  (h) there shall have been no material adverse change (whether or not disclosed in a Supplemental Disclosure) since the date hereof;

                  (i) Don R. Taylor shall not have breached the Noncompetition Agreement entered into with DHI in the form of Exhibit E attached hereto;

                  (j) neither JBD Real Estate, Inc. nor Don R. Taylor shall have breached the Termination Agreement entered into with DHI in the form of Exhibit F attached hereto;

                  (k) Robert R. Millard shall not have breached the Employment Agreement entered into with DHI in the form of Exhibit G attached hereto;

                 (l) Gary F. Hentschel shall not have breached the Employment Agreement entered into with DHI in the form of Exhibit H attached hereto;

                  (m) no act or event which gives rise to the right of Don R. Taylor, Robert R. Millard or Gary F. Hentschel to receive severance benefits under or pursuant to their respective Change of Control Severance Benefits Agreement, as amended, shall have occurred prior to the Closing or by reason of the consummation of the Merger;

                  (n) all employee loans or notes receivable from employees of PMI or the PMI Subsidiaries, other than loans or notes which, individually or in the aggregate (with respect to any one person), are of a principal amount of $10,000 or less, shall have been paid;

                  (o) PMI shall have delivered to DHI a certificate of a duly authorized officer of PMI certifying as to the accuracy of PMI's representations and warranties as of the date of this Agreement and as of the Closing Date (which may be to the best of such officer's knowledge); and

                  (p) the Warrants and the options outstanding under the PMI Stock Plans shall be cancelable as of the Effective Time upon payment of the Option Consideration to the holders thereof.

     Section 6.2. PMI's Conditions. The obligation of PMI to consummate the Merger is subject to the satisfaction (or the waiver by PMI in writing at or prior to the Closing) of each of the following conditions:

                  (a) the representations and warranties of DHI and DHI Sub Corp as set forth in this Agreement shall be true and correct as of the date of this Agreement (without regard to any Supplemental Disclosures made) and shall be true and correct in all material respects on and as of the Closing Date (after giving effect to any Supplemental Disclosures made) with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a material adverse effect on DHI and its Subsidiaries taken as a whole (for purposes hereof, the representations and warranties of DHI and DHI Sub Corp shall be deemed to be made without the phrase "to the knowledge of DHI" or any similar phrase, it being the intent of the parties that PMI will not be obligated to consummate the Merger if the representations and warranties of DHI and DHI Sub Corp contained herein (i) are not true and correct as of the Closing Date without regard to the knowledge of DHI and DHI Sub Corp or any of their officers, and (ii) the failure of such representations and warranties to be true and correct causes a material adverse change);

                  (b) DHI and DHI Sub Corp shall have performed and complied in all material respects with all of their obligations and covenants under this Agreement required to be performed by them at or prior to the Closing and DHI shall have delivered to PMI a certificate of a duly authorized officer of DHI attesting thereto;

                  (c) DHI and DHI Sub Corp shall have procured all of the third party consents specified in Section 4.4;

                  (d) DHI and DHI Sub Corp shall have delivered all documents to be delivered by them, and shall have complied in all material respects with their obligations to be performed, at or in connection with the Closing as specified in Section 2.10;

                  (e) PMI shall have received from counsel to DHI and DHI Sub Corp an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to PMI and dated as of the Closing Date; and

                  (f) DHI shall have delivered to PMI a certificate of an authorized officer of DHI certifying as to the accuracy of DHI's and DHI Sub Corp's representations and warranties as of the date of this Agreement and as of the Closing Date (which may be to the best of such officer's knowledge).

     Section 6.3. Common Conditions. The obligation of each of DHI, DHI Sub Corp and PMI to consummate the Merger shall be subject to the satisfaction (or to the mutual waiver in writing by each of PMI and DHI) of each of the following conditions:

                  (a) other than the filings contemplated under Article II in connection with the Merger, (i) all Governmental Authorizations and all filings with any Governmental Body contemplated by this Agreement or otherwise required by any Legal Requirement to be made prior to the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained or filed, (ii) all waiting periods imposed by any Governmental Body or Legal Requirement shall have expired or otherwise terminated, and (iii) all required third party consents contemplated by this Agreement shall have been obtained except third party consents, in the aggregate, the failure of which to obtain would not have a material adverse effect on either of PMI and its Subsidiaries taken as a whole or DHI and its Subsidiaries taken as a whole;

                  (b) this Agreement, the Plan of Merger and the Merger shall have been approved by the shareholders of PMI in accordance with applicable provisions of the PMI Organizational Documents and the IBCL; and

                  (c) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated, made or enforced by any court or Governmental Body (i) which is in effect, and
         (ii) which prohibits the consummation of the Merger.

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

     Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (whether before or after approval of the Merger by the PMI shareholders):

                  (a) by the mutual written consent or agreement of DHI and PMI;

                  (b) by either DHI or PMI if the Merger shall not have been consummated on or before (i) 120 days after the date of this Agreement or (ii) such later date, if any, as DHI and PMI shall mutually agree to in writing (unless, in any such case, the failure to consummate the Merger by such date shall be due to the action or failure to act of the Party seeking to terminate this Agreement);

                  (c) by either DHI or PMI in the event the other Party has breached any material representation, warranty or covenant made by such other Party in this Agreement in any material respect and such breach has continued uncured for a period of thirty (30) days (or more) after written notice of such breach has been given by the terminating Party to the breaching Party;

                  (d) by either DHI or PMI if (i) any of the conditions to such Party's obligations shall have become impossible to satisfy unless such impossibility results primarily from a breach by such terminating Party of any of its representations, warranties or covenants under this Agreement, or (ii) any permanent injunction or other order of a court or other Governmental Body preventing the consummation of the Merger shall have become final and non-applicable;

                  (e) by PMI if it shall have received an Acquisition Proposal (as defined in Section 7.3 below) which in the opinion of the Board of Directors of PMI is more favorable to the shareholders of PMI than the transactions contemplated hereby, and which offer the Board has determined, by vote of a majority of the members thereof, to accept and has accepted;

                  (f) by either DHI or PMI if the required approval of the PMI shareholders of this Agreement, the Plan of Merger and the Merger shall not have been obtained upon a vote of such shareholders taken at the PMI Special Meeting or at any adjournment thereof for the purpose of obtaining such approval;

                  (g) by PMI if the fairness opinion provided to the PMI Board of Directors by George K. Baum & Company ("Baum") prior to the execution of this Agreement shall be withdrawn after and as a result of an Acquisition Proposal that, in Baum's reasonable opinion, requires Baum to withdraw such fairness opinion;

                  (h) by the Board of Directors of DHI if PMI, through its Board, has (i) failed to recommend that its shareholders approve the Merger, (ii) withdrawn, modified (in a manner adverse to DHI) or qualified such recommendation once given, or (iii) taken any position or action that is inconsistent with such recommendation (including, without limitation, recommending or not opposing any Acquisition Proposal); provided, that DHI must exercise such termination rights hereunder prior to any final vote by the PMI shareholders at which the Merger is approved;

                  (i) by the Board of Directors of DHI if, after the date hereof, a single purchaser or a group (as defined in Section 13(d) of the Exchange Act) of purchasers acquires a number of PMI Common Shares which results in such purchaser(s) owning more than 50% of the issued and outstanding PMI Common Shares; or

                  (j) by the Board of Directors of DHI if, following the occurrence of an Acquisition Proposal, PMI shall have breached any covenant or agreement contained in this Agreement (including, without limitation, PMI's covenant in Section 5.5 with respect to calling and holding the PMI Special Meeting) and shall have failed, within ten days after written notice of such breach has been given by DHI or PMI, to cure such breach if such breach is curable within such ten day period, or if such breach is curable but is not curable within a ten day period shall have failed, within thirty days after written notice of such breach has been given by DHI to PMI, to cure such breach.

     Section 7.2. Notice of Termination. In the event of termination of this Agreement by any Party, as provided in Section 7.1 above, written notice thereof (accompanied, in the case of a termination by PMI, by the Termination Fee, if applicable) shall promptly be given by the terminating Party to the other Party hereto.

     Section 7.3. Termination Fee.

                  (a) Unless a Nullifying Event shall have occurred and be continuing at the time this Agreement is terminated, in the event that this Agreement is terminated by PMI: (i) pursuant to Section 7.1(e) or
         Section 7.1(g); or (ii) pursuant to Section 7.1(f) after the existence of an Acquisition Proposal; or (iii) pursuant to Section 7.1(b) after the PMI shareholders have approved the Merger; or (iv) pursuant to
         Section 7.1(b) after the existence of an Acquisition Proposal and prior to a vote of PMI's shareholders on the question of whether to approve the Merger; then PMI shall pay to DHI a cash fee of $1,250,000 (the "Termination Fee"). Such fee shall be payable in immediately available funds simultaneously with delivery of notice of termination of this Agreement.

                  (b) PMI shall also pay to DHI the Termination Fee in the event this Agreement is terminated by DHI (i) pursuant to Section 7.1(i) or
         (j); or (ii) pursuant to Section 7.1(f) or 7.1(h) after the existence of an Acquisition Proposal. Such fee shall be payable in immediately available funds within two business days after delivery of notice of termination of this Agreement.

                  (c) PMI shall also pay to DHI the Termination Fee if DHI or PMI terminates this Agreement pursuant to Section 7.1(f) following the making of a proposal that would have been an Acquisition Proposal had it not been withdrawn after being made and if, within twelve months after the effective date of such termination, PMI either enters into a definitive and binding agreement to effect, or consummates, any of the following transactions (a "Transaction") with a counterparty other than DHI (or its affiliates): (i) a merger or consolidation, or any similar transaction, involving PMI (other than mergers, consolidations or any similar transactions involving solely PMI and/or one or more wholly-owned Subsidiaries of PMI); or (ii) a purchase, lease or other acquisition of all or substantially all of the assets or stock of PMI or any of the PMI Subsidiaries. Such fee shall be payable in immediately available funds concurrently with the earlier of PMI's execution of a definitive agreement to effect, or PMI's consummation of, a Transaction.

                  (d) As used herein, "Acquisition Proposal" shall mean any:

                           (i)    publicly-announced proposal;
                           (ii) regulatory application or notice (whether in draft or final form);
                           (iii)  agreement or understanding;
                           (iv)   disclosure of an intention to make a proposal;
                                  or
                           (v)    amendment to any of the foregoing;

         which is made or filed on or after the date hereof and which is not withdrawn and is communicated to the PMI shareholders (either directly or through a public announcement) prior to their vote on the approval of the Merger, in each case with respect to any of the following transactions with a counterparty other than DHI (or its affiliates):
         (A) a merger or consolidation, or any similar transaction, involving PMI (other than mergers, consolidations or any similar transactions involving solely PMI and/or one or more wholly-owned Subsidiaries of
         PMI); (B) a purchase, lease or other acquisition of all or substantially all of the assets of PMI or any of the PMI Subsidiaries; or (C) a purchase or other acquisition after the date hereof by a single purchaser or a group (as defined in Section 13(d) of the Exchange Act) of purchasers (including by way of merger, consolidation, share exchange or otherwise) of securities representing 40% of the voting power of PMI.

                  (e) As used herein, "Nullifying Event" shall mean an event causing DHI to be in breach of any of its covenants or agreements contained in this Agreement such that PMI shall be entitled to terminate this Agreement pursuant to Section 7.1(c) hereof, unless such event shall have resulted from or been caused by any act or failure to act of PMI.

                  (f) Subject to the provisions of Section 8.8, in the event the Termination Fee is paid by PMI to DHI hereunder, DHI shall not have any right to seek or recover its expenses in connection with this Agreement and the proposed transactions contemplated hereby on account of the breach of this Agreement by PMI or otherwise in connection with the termination hereof or the failure of PMI to consummate the Merger.

     Section 7.4. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its affiliates, directors, officers or stockholders to perform hereunder or on account of such termination, except that (a) the provisions of Section 5.11 (relating to Confidential Information), Section 8.8 and Section 7.3 (if applicable), and the obligations of the Parties thereunder, shall remain in effect, and (b) nothing contained in this Section shall relieve any Party from liability for any breach of this Agreement.

     Section 7.5. Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the Merger by the PMI shareholders, but after any such approval no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

     Section 7.6. Extension; Waiver. At any time prior to the Effective Time a Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance or satisfaction by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section   8.1.   Survival   of   Representations   and   Warranties.    The
representations and warranties made herein shall not survive beyond the Effective Time.

     Section 8.2. Survival of Certain Covenants. All covenants in this Agreement that are to be performed after the Effective Time shall continue in effect after and shall survive the Effective Time.

     Section 8.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed), delivered by a nationally recognized express courier service, or mailed by registered or certified U.S. mail (return receipt requested), to the Parties at the following addresses and numbers (or at such other address for a Party as shall be specified by like notice to the other Party):

       If to  DHI or DHI Sub Corp,
         addressed to:               Linsalata Capital Partners Fund III, L.P.
                                     c/o  A. Chace Anderson
                                     Landerbrook Corporate Center One, Suite 280
                                     Mayfield Heights, Ohio 44124
                                     Telecopier:  (440) 684-0984

       With a copy to:               James C. Vanderwist, Esq.
                                     Calfee, Halter & Griswold LLP
                                     1400  McDonald Investment Center
                                     800 Superior Avenue
                                     Cleveland, Ohio 44114-2688
                                     Telecopier:  (216) 241-0816

       If to PMI, addressed to:      Don R. Taylor, Chief Executive Officer
                                     Personnel Management, Inc.
                                     1499 Windhorst Way, Suite 100
                                     Greenwood, Indiana 46143
                                     Telecopier: (317) 885-3755

       With a copy to:               David B. Millard, Esq.
                                     Leagre Chandler & Millard
                                     1400 First Indiana Plaza
                                     135 North Pennsylvania Street
                                     Indianapolis, Indiana 46204
                                     Telecopier:  (317) 808-3100


     Section 8.4. Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 8.5. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

     Section 8.6. Entire Agreement; Assignment. This Agreement and all of the documents, exhibits, schedules or agreements delivered or executed in connection herewith (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof (other than any confidentiality agreements between the parties, any provisions of which that are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by either Party without the written consent thereto of the other Party.

     Section 8.7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana without regard to any applicable principles of conflicts of law.

     Section 8.8. Expenses and Fees.

                  (a) Each party shall pay all of the expenses incurred by it in connection with this Agreement and the investigation, negotiation, consummation or termination of the same, including all out-of-pocket expenses for attorneys, accountants, investment bankers, financial advisers, fundraisers and consultants, travel expenses, and all deposits, commitments and other fees paid to potential lenders, except that, in the event of a termination for breach of this Agreement under
         Section 7.1(c), and except as otherwise provided in Section 7.3(f ), the terminating Party shall pay all such expenses of the other Party in addition to any other damages which may be owed to the terminating Party in respect thereof.

                  (b) In the event either Party shall assert a claim to recover damages from the other Party on account of a breach of this Agreement (including, without limitation, a claim by DHI against PMI for recovery of the Termination Fee), the prevailing Party shall be entitled to recover its expenses reasonably incurred in connection with such claim (including reasonable attorneys' fees) from the non-prevailing Party.

     Section 8.9. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and Acquisition Subsidiary, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except the PMI shareholders and except pursuant to Section 5.10 hereof. DHI shall cause DHI Sub Corp to perform its obligations hereunder.

     IN WITNESS WHEREOF, DHI, DHI Sub Corp and PMI have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                     DHI HOLDINGS, INC.


                                     By /s/ A. Chace Anderson
                                        A. Chace Anderson, Chairman


                                     DHI SUB CORP


                                     By /s/ A. Chace Anderson
                                        A. Chace Anderson, President


                                     PERSONNEL MANAGEMENT, INC.


                                     By /s/ Don R. Taylor
                                        Don R. Taylor, Chief Executive Officer

                                  EXHIBIT LIST


Exhibit A    --      Plan of Merger

Exhibit B    --      Restated Articles of Incorporation of Personnel Management,
                     Inc.

Exhibit C    --      Restated Bylaws of Personnel Management, Inc.

Exhibit D    --      Form of Opinion of Leagre Chandler & Millard

Exhibit E    --      Noncompetition Agreement between Don R. Taylor and DHI

Exhibit F    --      Termination Agreement between Don R. Taylor, JBD Real
                     Estate, Inc., DHI and PMI

Exhibit G    --      Employment Agreement between Robert R. Millard and DHI

Exhibit H    --      Employment Agreement between Gary F. Hentschel and DHI

Exhibit I    --      Forms of Opinion of Calfee Halter & Griswold and Baker &
                     Daniels